Exhibit 99.1

Dialogic Inc. Reports Third Quarter 2013 Financial Results

MILPITAS, Calif.--(BUSINESS WIRE) -- Dialogic Inc. (OTCQB: DLGC), the Network Fuel® company, today announced third quarter results for the period ending September 30, 2013.

GAAP Results

Total Revenue for the third quarter of 2013 was $30.2 million compared to $31.1 million in the second quarter of 2013 and $44.1 million in the third quarter of 2012. Gross Margin for the third quarter of 2013 was 63.8% compared to 57.6% in the second quarter of 2013 and 62.0% in the third quarter of 2012. Operating Expense for the third quarter of 2013 was $17.5 million compared to $23.2 million in the second quarter of 2013 and $26.4 million in the third quarter of 2012. Net Income (Loss) for the third quarter of 2013 was ($0.9) million, or ($0.05) per share compared to ($5.7) million, or ($0.36) per share, in the second quarter of 2013 and $0.8 million, or $0.08 per share, in the third quarter of 2012. Cash on hand for the third quarter of 2013 was $4.5 million compared to $8.4 million in the second quarter of 2013 and $2.7 million in the third quarter of 2012.

Non-GAAP Results

Total Revenue for the third quarter of 2013 was $30.3 million compared to $31.3 million in the second quarter of 2013 and $44.2 million in the third quarter of 2012. Gross Margin for the third quarter of 2013 was 67.8% compared to 61.8% in the second quarter of 2013 and 65.3% in the third quarter of 2012. Operating Expense for the third quarter of 2013 was $18.3 million compared to $20.6 million in the second quarter of 2013 and $23.9 million in the third quarter of 2012. Adjusted EBITDA for the third quarter of 2013 was $2.3 million compared to ($1.2) million in the second quarter of 2013 and $5.0 million in the third quarter of 2012.

About Dialogic:

Dialogic (OTCQB:DLGC), the Network Fuel®  company, inspires the world's leading service providers and application developers to elevate the performance of media-rich communications across the most advanced networks. We boost the reliability of any-to-any network connections, supercharge the impact of applications and amplify the capacity of congested networks. Forty-eight of the world's top 50 mobile operators and nearly 3,000 application developers rely on Dialogic to redefine the possible and exceed user expectations.

For more information on Dialogic and the communications solutions energized by our technology, visit www.dialogic.com and www.dialogic.com/en/showcase. Also, visit our social media newsroom for the latest news, videos and blog posts.

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to our ability to continue to achieve operational, organizational and financial savings through initiatives already in process or which may be put in process, generate positive cash flow and support continued revenue growth, the potential market for and market acceptance of our products, industry and competitive market conditions, gross margin expansion, creating new revenue opportunities, reducing operating expenses and other risks and uncertainties described more fully in our documents filed with or furnished to the SEC. More information about these and other risks that may impact Dialogic's business is set forth in the "Risk Factors" section in our Quarterly Report on Form 10-Q for the three months ended June 30, 2013, as filed with the SEC. These filings are available on a website maintained by the SEC http://www.sec.gov/. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Dialogic and Network Fuel are registered trademarks of Dialogic Inc. or a subsidiary. (DLGC-IR)

GAAP Financial Tables

Use of Non-GAAP Financial Measures

Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G. Dialogic believes that presenting non-GAAP Adjusted EBITDA is useful to investors, because it reflects the operating performance of Dialogic. Dialogic management uses these non-GAAP measures as important indicators of the company's past performance and in planning and forecasting performance in future periods. Dialogic considers EBITDA, as adjusted, an important measure of its ability to generate cash flows to fund operating activities, service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA, as adjusted, eliminates the non-cash effect of tangible asset depreciation and amortization of intangible assets and stock-based compensation, as well as certain nonrecurring items. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities. The non-GAAP financial information Dialogic presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP. You are encouraged to review the reconciliation of GAAP financial measures to non-GAAP financial measures included elsewhere in this press release.

In respect of the foregoing, Dialogic provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

"EBITDA" is defined as earnings before interest, income taxes, depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA, plus adjustments for nonrecurring items or other adjustments. Adjusted EBITDA includes EBITDA but excludes restructuring and integration costs, product rationalization, non-cash stock compensation expense, purchase accounting adjustments, SEC inquiry expenses and other non-recurring transactions such as revenue reversals and bad debt charges, as well as other income (expense) items which include the change in the fair value of warrants and foreign exchange gain (loss). Dialogic considers Adjusted EBITDA as a key metric in evaluating its financial performance.

Non-GAAP Financial Tables

Investor Relations:

Dialogic Inc.

Andrew Goldberg, 973-967-6425

Senior Vice President, Marketing & Strategy

Source: Dialogic Inc.

Dialogic Inc.
Unaudited Consolidated Statements of Operations (GAAP)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Products	$20,841	$33,837	$68,325	$93,279
Services	9,366	10,251	26,752	29,808
Total revenue	30,207	44,088	95,077	123,087

Cost of revenue:
Products	6,944	11,654	25,389	38,329
Services	3,986	5,118	12,930	15,267
Total cost of revenue	10,930	16,772	38,319	53,596
Gross profit	19,277	27,316	56,758	69,491

Operating expenses:
Research and development, net	5,881	9,266	20,997	33,459
Sales and marketing	7,615	9,261	25,219	31,935
General and administrative	6,280	7,375	21,869	23,766
Restructuring charges, net	(2,323)	457	(1,997)	4,760
Total operating expenses	17,453	26,359	66,088	93,920
Income (loss) from operations	1,824	957	(9,330)	(24,429)

Other income (expense):
Interest and other income, net	109	242	56	95
Interest expense	(2,620)	(1,792)	(7,519)	(8,836)
Change in fair value of warrants	118	1,750	1,391	2,154
Foreign exchange loss, net	(8)	(278)	(919)	(1,047)
Total other expense, net	(2,401)	(78)	(6,991)	(7,634)
(Loss) income before provision for income taxes	(577)	879	(16,321)	(32,063)
Income tax provision	274	56	577	304
Net (loss) income	$(851)	$823	$(16,898)	$(32,367)

Net (loss) income per share - basic and diluted	$(0.05)	$0.08	$(1.11)	$(4.24)
Weighted average shares of common stock used in calculation of net (loss) income per share - basic and diluted	16,046	10,229	15,227	7,634

Dialogic Inc.
Consolidated Balance Sheets
(In thousands, except share and per share data)
	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,511	$6,501
Restricted cash	1,180	900
Accounts receivable, net of allowance of $2,142 and $1,217, respectively	22,304	32,422
Inventory	6,396	8,874
Other current assets	6,855	8,993
Total current assets	41,246	57,690
Property and equipment, net	4,587	5,978
Intangible assets, net	20,656	25,089
Goodwill	31,223	31,223
Other assets	2,036	2,147
Total assets	$99,748	$122,127

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$10,349	$16,994
Accrued liabilities	13,352	21,270
Deferred revenue, current portion	13,989	12,742
Bank indebtedness	12,475	11,717
Income taxes payable	756	1,007
	-	-
Total current liabilities	50,921	63,730
Long-term debt, related parties, net of discount	73,074	66,536
Warrants	594	1,985
Other long-term liabilities	5,707	8,978
Total liabilities	130,296	141,229
Commitments and contingencies
Preferred stock, $0.001 par value:
Authorized - 10,000,000 shares; Issued and outstanding - 1 share	-	-
Stockholders' deficit:
Common stock, $0.001 par value:
Authorized - 200,000,000 shares; Issued and outstanding 16,179,809 and 14,415,652 shares, respectively	16	14
Additional paid-in capital	262,893	257,658
Accumulated other comprehensive loss	(22,208)	(22,423)
Accumulated deficit	(271,249)	(254,351)
Total stockholders' deficit	(30,548)	(19,102)
Total liabilities and stockholders' deficit	$99,748	$122,127

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended September 30, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Adjusted EBITDA
Revenue:
Products	$20,841	-	-	-	-	35	-	-	$20,876
Services	9,366	-	-	-	-	58	-	-	9,424

Cost of revenue:
Products	6,944	(1,166)	-	-	(20)	-	-	-	5,758
Services	3,986	-	-	-	-	-	-	-	3,986

Operating expenses:
Research and development, net	5,881	(207)	-	-	(25)	-	-	-	5,649
Sales and marketing	7,615	(372)	-	-	(61)	-	-	-	7,182
General and administrative	6,280	(512)	(24)	-	(362)	-	66	7	5,455
Restructuring charges, net	(2,323)	-	2,323	-	-	-	-	-	-

Total other expense, net	(2,401)	-	-	-	-	-	-	2,401	-
Income tax provision	274	-	-	-	-	-	-	(274)	-
Net (loss) income	$(851)	2,257	(2,299)	-	468	93	(66)	2,668	$2,270

Net (loss) income per share - basic and diluted	$(0.05)								$0.14
Weighted average shares of common stock used in calculation of net (loss) income per share - basic and diluted	16,046								16,046

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended September 30, 2012
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$33,837	-	-	-	-	165	-	-	$34,002
Services	10,251	-	-	-	-	(77)	-	-	10,174

Cost of revenue:
Products	11,654	(1,226)	-	(516)	(86)	371	-	-	10,197
Services	5,118		-	-	-	-	-	-	5,118

Operating expenses:
Research and development, net	9,266	(324)	4	-	(146)	73	-	-	8,872
Sales and marketing	9,261	(471)	19	-	(175)	6	-	-	8,641
General and administrative	7,375	(269)	(486)	-	(238)	69	(64)	-	6,387
Restructuring charges, net	457	-	(457)	-	-	-	-	-	-

Total other expense, net	(78)	-	-	-	-	-	-	78	-
Income tax provision	56	-	-	-	-	-	-	(56)	-
Net income	$823	2,290	920	516	645	(431)	64	134	$4,961

Net (loss) income per share - basic and diluted	$0.08								$0.49
Weighted average shares of common stock used in calculation of net (loss) income per share - basic and diluted	10,229								10,229

Dialogic Inc.
Reconciliation of Condensed Consolidated Statement of Operations to Adjusted EBITDA Results
Three Months Ended June 30, 2013
(in thousands, except per share data)
(unaudited)

	GAAP	Depreciation and Amortization	Restructuring and Integration Costs	Product Rationalization	Stock-based Compensation Expense	Purchase Accounting Adjustments	SEC Inquiry	Other Adjustments	Non-GAAP
Revenue:
Products	$22,751	-	-	-	-	92	-	-	$22,843
Services	8,324	-	-	-	-	131	-	-	8,455

Cost of revenue:
Products	8,868	(1,167)	-	-	(40)	-	-	-	7,661
Services	4,303	-	-	-	-	-	-	-	4,303

Operating expenses:
Research and development, net	7,083	(265)	-	-	(53)	-	-	-	6,765
Sales and marketing	8,356	(373)	-	-	(120)	-	-	-	7,863
General and administrative	7,629	(484)	(558)	-	(448)	-	28	(216)	5,951
Restructuring charges, net	114	-	(114)	-	-	-	-	-	-

Total other expense, net	(616)	-	-	-	-	-	-	616	-
Income tax benefit	(207)	-	-	-	-	-	-	207	-
Net loss	$(5,687)	2,289	672	-	661	223	(28)	625	$(1,245)

Net (loss) income per share - basic and diluted	$(0.36)								$(0.08)
Weighted average shares of common stock used in calculation of net (loss) income per share - basic and diluted	15,907								15,907